UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 2, 2007

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-113863	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1400 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 2, 2007, a subsidiary of Paladin Realty Income Properties, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Pinehurst Associates, LLC, a Florida limited liability company (“Seller”) for the purchase of Pinehurst Apartment Homes located at 500 NW 63rd Street, Kansas City, Missouri (“Pinehurst”). The Company subsidiary is KC Pinehurst Associates, LLC (“KC Pinehurst”), a single-purpose Delaware limited liability company formed for the purpose of the acquisition. The Company owns a 97.5% interest in KC Pinehurst, and affiliates of JTL Properties, a Kansas City-based real estate investment and management company, own the remaining 2.5% interest.

The contract purchase price for Pinehurst is $7,125,000 exclusive of transaction costs and financing fees. In connection with the closing, KC Pinehurst will assume the existing mortgage loan on the property in the amount of approximately $4,811,000. The mortgage loan has a fixed rate of 5.58% with a 10-year term, maturing on January 1, 2016. KC Pinehurst’s obligation to consummate the transaction under the Purchase Agreement is subject to the completion of standard due diligence inspections and conditioned upon receipt of approval from the holder of the mortgage loan regarding such assumption.

Pinehurst is a recently renovated apartment community with an aggregate of 119,150 square feet of rentable area in its 146 units and was approximately 92% occupied as of July 2, 2007. The Company believes that the property is suitable and adequate for its intended purpose and is adequately covered by insurance.

The operating agreement will provide that the Company’s investment will be treated as preferred equity and the Company will receive a priority preferred return of 9.0% on its invested equity.

The Company’s board of directors has approved the formation of KC Pinehurst, the joint venture with JTL Properties and KC Pinehurst’s acquisition of Pinehurst.

Management anticipates that the acquisition of Pinehurst by KC Pinehurst will be consummated in the third quarter of 2007. Although management believes that the acquisition of Pinehurst by KC Pinehurst is probable, the closing of such acquisition is subject to a number of conditions, and there can be no guarantee that such acquisition will be consummated.

A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Purchase and Sale Agreement by and between Pinehurst Associates, LLC and KC Pinehurst Associates, LLC dated as of July 2, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: July 9, 2007	By:	/s/ JOHN A. GERSON
John A. Gerson
Chief Financial Officer

EXHIBIT INDEX

10.1	Purchase and Sale Agreement by and between Pinehurst Associates, LLC and KC Pinehurst Associates, LLC dated as of July 2, 2007.